IBIS CONSULTING GROUP                                TEL: 949-852-8434
4500 CAMPUS DR., # 217                               FAX: 949-852-8450
NEWPORT BEACH, CA 92660                              WWW.IBISNEST.COM

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               AGREEMENT FOR INVESTOR RELATIONS SERVICES


This AGREEMENT ("Agreement") is made this 1st day of April, 2005, by and between Ibis Consulting Group, LLC, hereinafter referred to as "ICG", and Public Company Management Corp., hereinafter referred to as "Client".

I.         AGREEMENT

Public Company Management Corp., hereby retains Ibis Consulting Group, LLC, for the purpose of providing investor relations services to Client. ICG will utilize its "best efforts" to introduce Client to institutional investors and to obtain long term institutional shareholders of the Client's stock. ICG acknowledges and accepts a forementioned services to Client and Client offers to provide herein agreed considerations for such services by ICG.

II.    SERVICES PROVIDED

       A. ICG will use its "best efforts" to obtain long term institutional shareholders of the company's stock. ICG will use its "best efforts" to obtain analyst coverage, and to provide business evaluation, and other analysis to Client that the Client deems appropriate. The Client agrees to reimburse ICG for any reasonable travel, car rental, meals, and lodging expenses for ICG personnel, should a visit to any Client location or event be deemed necessary, after Client prior written approval.

       B. ICG will use its "best efforts" to forward potential investor names to Client.

       C. ICG will schedule events with the financial community in an effort to develop institutional interest in Client. Client agrees to reimburse ICG for reasonable travel; car rental, meals and lodging, room rental, and catering expenses, incurred in hosting or co-hosting said events. Client must preapprove all such events and expenses in writing.

III.   COMPENSATION

As compensation for ICG services (as stated in Section II, herein), and with regard to the execution of this Agreement, Client hereby agrees and commits to compensating ICG in the following manner:


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       A. Five thousand dollars ( $ 5,000 ) per month in consideration with services provided;
       B. Equity Retainer. UPON SIGNING OF THIS AGREEMENT PCMC WILL ISSUE 50,000 SHARES OF RESTRICTED STOCK THAT WILL HAVE REGISTRATION RIGHTS AND PIGGY BACK RIGHTS SHOULD PCMC REGISTER OTHER SHARES UNDER AN SB-2 REGISTRATION STATEMENT.


IV.    REPRESENTATIONS AND WARRANTIES

Client and ICG hereby represent and warrants as follows:

       A. Both Client and ICG have full legal authority to enter into this Agreement. The execution, delivery and performance of this Agreement within the time and manner herein specified will not conflict with, nor result in a breach, or, constitute default of any existing agreement, indenture, or other instrument to which either Client or ICG is currently a party, or by which either entity may be bound or affected.

       B. Client and ICG both hereby represent that in every written communication to individuals or entities other than Client or ICG, as contemplated by this or any other Agreement between the parties, both sides will disclose, in writing, that ICG is being compensated in cash and securities for services provided.

V.     CONFIDENTIAL DATA

All information, knowledge or data concerning this Agreement or either party will be deemed confidential information. Neither party shall divulge any confidential information unless required by a governmental entity or regulatory agency. Both parties further agree not to disclose any property commonly considered intellectual property.

VI.    INDEMNITY

Client hereby agrees and consents that it will indemnify ICG for any legal actions or administrative proceeding brought against ICG or Client pursuant to this Agreement or any other agreement between ICG and Client, due to any misstatements of material fact or the omission of a material fact in regards to any information or documentation furnished by Client to ICG and utilized by ICG as long as ICG's actions did not constitute negligence in connection with the action that was brought.

VII.   ASSIGNMENTS

This Agreement is binding and shall insure to the benefit of the parties hereto and their respective successors and assigns, provides that notwithstanding the foregoing, neither party shall assign or transfer any rights or obligations hereunder, except that:

       A. Client may assign or transfer this Agreement to a successor corporation in the event of a merger, consolidation, or transfer or sale of all of the assets of Client, provided that no such further assignment shall relieve Client from liability for the obligations assumed by it hereunder.
       B. ICG may assign or transfer this Agreement to any member, which is an affiliate of ICG, provided that no such assignment shall relieve ICG from liability for its obligations hereunder.


VIII.  ENTIRE AGREEMENT

Each of the parties hereby covenants that this Agreement is intended to and does contain and embodies herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, expressed or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated or adversely affected. There are no representations or warranties other than those set forth herein.

IX.    ADDRESS OF PARTIES

Each party shall at all times keep other party informed as to its principal place of business. The parties shall also notify the other party of any change of address.

X.     NOTICES

All notices that are required to be given may be sent pursuant to the provisions of this Agreement and shall be sent to the parties' principal place of business by certified mail, with return receipts requested, or by overnight package delivery service. Notices shall be valid from the date of mailing as indicated by registered postmark or validated airmail receipt.

XI.    TERM

This Agreement will commence on 1st of April, 2005, and continue for six ( 6 ) months, renewable upon the completion of the initial term, if both Parties agree.


XII.   MODIFICATION AND WAIVER

Modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formalities as are present in this Agreement.

XIII.       COUTERPARTS

   o This Agreement may be executed in one or more counterparts and by facsimile, all of which taken together shall be deemed as original.

AGREED TO AND ACCEPTED:                       AGREED TO AND ACCEPTED:


By: /s/ Stephen Brock                   By: /s/ Stephen Lee Gjol
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Public Company Management Corp.,              Ibis Consulting Group, LLC
Stephen Brock, President / CEO
Stephen Lee Gjolme, Principal